UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 18, 2013

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

Marchant Pereira 150

Of. 803

Providencia, Santiago de Chile

Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Memorandum of Understanding

On March 18, 2013, Li3 Energy, Inc. (the “Company”) entered into a memorandum of understanding (“MOU”) for a business combination with Blue Wolf Mongolia Holdings Corp. (“Blue Wolf”). Pursuant to the MOU, a wholly-owned subsidiary of Blue Wolf will merge with and into the Company and the Company’s shareholders will receive one ordinary share of Blue Wolf for every 250 Company shares they own (the “Transaction”). The parties intend to negotiate and execute a definitive agreement for the Transaction in accordance with the terms of the MOU. The execution of a definitive agreement is subject to a number of conditions, including (i) the satisfactory completion of due diligence by the parties, (ii) the execution of lockup and support agreements, (iii) the approval by Blue Wolf’s shareholders of certain proposals, including an amendment to Blue Wolf’s charter to extend the termination date for three months until July 22, 2013 (the “Extension”), (iv) the completion of the tender offer being conducted by Blue Wolf in connection with the Extension and (v) the approval by the Company’s shareholders of the Transaction.

The definitive agreement will include customary closing conditions including necessary shareholder and regulatory approvals and Blue Wolf’s trust account having a minimum of $5.0 million of cash upon the consummation of the Transaction. In addition, certain shareholders of the Company (including POSCO and the Company’s officers and directors) will agree to vote in favor of the Transaction and be restricted from selling any shares it receives until the expiration of the lockup for Blue Wolf’s insiders. Company shareholders holding a minimum of 50% of the Company’s outstanding shares will agree to assign their proxy to Li3 to vote in favor of the Transaction and to be restricted from selling any shares until the closing of the Transaction. Subject to certain exceptions, the Company has agreed that until May 10, 2013, neither it nor any of its directors or officers will solicit or discuss any proposals with third parties for a business combination or a sale of its securities or material assets.

The description of the MOU is qualified in its entirety by reference to the full text of the MOU, which is attached hereto as Exhibit 10.1.

About Blue Wolf

Blue Wolf is a blank check company formed in the British Virgin Islands on March 11, 2011 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In July 2011, Blue Wolf completed its initial public offering of 8,050,000 units. Upon the closing of the initial public offering, Blue Wolf deposited $80,237,500 ($9.97 per share) in a trust account.

Item 8.01	Other Events

On March 21, 2013, the Company issued a press release (the “Press Release”) announcing that it entered into the MOU with Blue Wolf.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Memorandum of Understanding, by and between Li3 Energy, Inc. and Blue Wolf Mongolia Holdings Corp., dated March 18, 2013.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: March 21, 2013	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer